Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated January 28, 2026, relating to the consolidated financial statements, and financial statement schedules of Optimi Health Corp., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

February 17, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6	604 687 0947 davidson-co.com